SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  __________

                                  FORM 8-A/A
                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              CEMEX, S.A. de C.V.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            United Mexican States                          Not Applicable
---------------------------------------------          ------------------------
 (State of Incorporation or organization)               (I.R.S. Employer
                                                         Identification No.)

        Av. Ricardo Margain Zozaya #325
         Colonia del Valle Campestre
       Garza Garcia, Nuevo Leon, Mexico                       66265
--------------------------------------------------    -------------------------
    (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be so Registered                      Each Class is to be Registered
-------------------------------------------    --------------------------------

American Depositary Shares ("ADSs"), each           New York Stock Exchange
representing five (5) Ordinary Participation
Certificates (Certificados de Participacion
Ordinarios) ("CPOs"), each representing the economic interest in two (2) Series A Shares, with no par value ("Series A Shares"), and one (1) Series B Share, with no par value
("Series B Shares"), of CEMEX, S.A. de C.V.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                                Not Applicable
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                               (Title of Class)

         CEMEX, S.A. de C.V. (the "Registrant") hereby amends the following items, exhibits or other portions of the Registrant's Form 8-A filed with the Securities and Exchange Commission (the "Commission") on September 10, 1999 related to the Registrant's ADSs, CPOs, Series A Shares and Series B Shares.


Item 1.  Description of Securities to be Registered.
         ------------------------------------------

         Item 1 of the Registrant's Form 8-A, is hereby amended and restated in its entirety as follows:

         For a description of the securities to be registered hereunder, reference is made to the information set forth under the headings "Description of Our Common Stock," "Description of Our CPOs" and "Description of Our ADSs" in the Registrant's Prospectus, which constitutes a part of Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form F-3 (File No. 333-11382) filed with the Commission on August 27, 2003 pursuant to the Securities Act of 1933, as amended, and the information set forth under Item 10 - "Additional Information - Articles of Association and Bylaws" and " - Taxation" in the Registrant's Annual Report on Form 20-F for the year ended December 31, 2004 filed with the Commission on May 27, 2004 (the "20-F"), which information is hereby incorporated herein by reference.

         Subsequent to the filing of the 20-F, on July 1, 2005, the Registrant effected a two-for-one stock split in the Registrant's existing Series A Shares and Series B Shares (the "Stock Split"). In connection with the Stock Split , which was approved by the Registrant's shareholders on April 28, 2005, each of the Registrant's existing Series A Shares were surrendered in exchange for two new Series A Shares and each of the Registrant's existing Series B Shares were surrendered in exchange for two new Series B Shares. In connection with the Stock Split, the Registrant entered into an amendment to the trust agreement pursuant to which the Registrant's existing CPOs are issued providing for the substitution of two new CPOs for each existing CPO, with each new CPO representing the economic interest in two new Series A Shares and one new Series B Share. The Registrant's new CPOs are identical in all material respects to the Registrant's existing CPOs. As a result of the Stock Split and the amendment of the CPO trust agreement, the ratio of the Registrant's CPOs to the Registrant's ADSs was changed, effective as of July 1, 2005, from one ADS representing five CPOs to one ADS representing ten CPOs, while the number of outstanding ADSs remain unchanged.

Item 2.  Exhibits.
         --------

Exhibit No.       Description of Exhibit
-----------       ----------------------

Exhibit 1         Amended and Restated By-laws of the Registrant. (a)

Exhibit 2 Form of Trust Agreement between the Registrant, as founder of the trust, and Banco Nacional de Mexico, S.A. regarding the CPOs. (b)

Exhibit 3         Form of CPO Certificate. (b)

Exhibit 4 Form of Second Amended and Restated Deposit Agreement, dated as of August 10, 1999, among the Registrant, Citibank, N.A. and holders and beneficial owners of ADSs. (b)

Exhibit 5 Form of Amendment No, 1 to Second Amended and Restated Deposit Agreement, dated as of July 1, 2005, among the Registrant, Citibank, N.A. and holders and beneficial owners of ADSs. (c)

Exhibit 6 Form of American Depositary Receipt evidencing ADSs (included in Exhibit 5). (c)

Exhibit 7         Form of Certificate for the Registrant's Series A Shares.
                  (b)

Exhibit 8         Form of Certificate for the Registrant's Series B Shares.
                  (b)

_____________________

(a) Incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form F-3 (File No. 333-11382) filed with the Commission on August 27, 2003.

(b) Incorporated by reference to the Registrant's Registration Statement on Form F-4 (File No. 333-10682) filed with the Commission on August 10, 1999.

(c) Incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form F-6 (File No. 333-11338) filed with the Commission on June 28, 2005.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   July 1, 2005

                                           CEMEX, S.A. de C.V.


                                           By: /s/ Ramiro Villarreal
                                               -----------------------------
                                               Name:    Ramiro Villarreal
                                               Title:   General Counsel

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.       Description of Exhibit
-----------       ----------------------

Exhibit 1         Amended and Restated By-laws of the Registrant. (a)

Exhibit 2 Form of Trust Agreement between the Registrant, as founder of the trust, and Banco Nacional de Mexico, S.A. regarding the CPOs. (b)

Exhibit 3         Form of CPO Certificate. (b)

Exhibit 4 Form of Second Amended and Restated Deposit Agreement, dated as of August 10, 1999, among the Registrant, Citibank, N.A. and holders and beneficial owners of ADSs. (b)

Exhibit 5 Form of Amendment No, 1 to Second Amended and Restated Deposit Agreement, dated as of July 1, 2005, among the Registrant, Citibank, N.A. and holders and beneficial owners of ADSs. (c)

Exhibit 6 Form of American Depositary Receipt evidencing ADSs (included in Exhibit 5). (c)

Exhibit 7         Form of Certificate for the Registrant's Series A Shares. (b)

Exhibit 8         Form of Certificate for the Registrant's Series B Shares. (b)

_____________________

(a) Incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form F-3 (File No. 333-11382) filed with the Commission on August 27, 2003.

(b) Incorporated by reference to the Registrant's Registration Statement on Form F-4 (File No. 333-10682) filed with the Commission on August 10, 1999.

(c) Incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form F-6 (File No. 333-11338) filed with the Commission on June 28, 2005.